UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/05/2010

Discovery Communications, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Discovery Place
Silver Spring, Maryland 20910
(Address of principal executive offices, including zip code)

240-662-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

On May 5, 2010, the 2010 Annual Meeting of Stockholders of Discovery Communications, Inc. (the "Company") was held at One Discovery Place, Silver Spring, Maryland. The following are the results of the voting on the proposals submitted to stockholders at the Annual Meeting.

1.        Stockholders elected each of the Company's six nominees for director, three elected by the holders of shares of our Series A common stock and Series B common stock voting together as a single class, and three elected by the holders of shares of our Series A convertible preferred stock voting separately as a class, as set forth below:

Director Nominees Elected by Holders of Shares of Series A Common Stock and Series B Common Stock as Class II Directors

Name                        Votes For              Votes Withheld        Broker Non-Votes

Paul A. Gould               130,941,993              41,066,218         7,928,153
John S. Hendricks        128,554,265              43,453,946         7,928,153
M. LaVoy Robison        157,026,680              14,981,531         7,928,153

Director Nominees Elected by Holders of Series A Convertible Preferred Stock

Name                        Votes For         Votes Withheld        Broker Non-Votes

Lawrence S. Kramer        71,107,312               0                     0
Robert J. Miron               71,107,312               0                     0
Steven A. Miron               71,107,312               0                     0

2.        Stockholders ratified the selection of PricewaterhouseCoopers as the Company's independent registered public accounting firm for 2010, as set forth below:

       Votes For        Votes Against        Abstentions

       250,429,200         593,349          21,127

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Communications, Inc.

Date: May 06, 2010	By:	/s/ Joseph A. LaSala, Jr.
Joseph A. LaSala, Jr.
Senior Executive Vice President, General Counsel and Secretary